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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-K


                                    CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                     ACT OF 1934


                   Date of Report (Date of earliest event reported)


                                   January 26, 1998


                                  ROSS SYSTEMS, INC.
                                  ------------------
                (Exact name of registrant as specified in its charger)


                                      CALIFORNIA
                                      ----------
            (State or other jurisdiction of incorporation or organization)


       0-19092                                      94-2170198
       -------                                      ----------
Commission File Number                  (I.R.S. Employer Identification Number)


                            2 Concourse Parkway, Suite 800
                                Atlanta, Georgia 30328
                            -------------------------------
                       (Address of principal executive offices)


                                    (770) 351-9600
                                    ---------------
                 (Registrant's telephone number, including area code)


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

                                  ROSS SYSTEMS, INC.
                                       FORM 8-K
                                   JANUARY 26, 1998


ITEM 5.  OTHER EVENTS

     On January 26, 1998, the Registrant made the press release on the following page with regard to the financial results of its second fiscal quarter, ended December 31, 1997.

FOR MORE INFORMATION:
Dennis Vohs, Ross Systems, 770/351-9600, Ext. 3058

ROSS SYSTEMS, INC. ANNOUNCES 2ND QUARTER RESULTS

ATLANTA, GEORGIA, January 26, 1998 -- Ross Systems, Inc. (Nasdaq: ROSS), a leading supplier of business software solutions for the client/server market, today announced results for its second quarter of Fiscal 1998, ended
December 31, 1997. Revenues for the quarter increased eight percent to $20.0 million from $18.6 million in the prior year. Operating expenses for the quarter increased 20 percent to $20.9 million from $17.5 million in the prior year. The operating loss was $897,000 compared to operating income of $1.1 million in the prior year. For the quarter, the company reported a net loss of $1.3 million or $(0.07) per share, compared to net earning of $807,000 or $0.04 per share in the prior year.

For the six-month period ended December 31, 1997, the company reported that revenues increased nine percent to $39.8 million from $36.6 million in the prior year. Operating expense for the period increased 15 percent to $39.8 million from $34.6 million in the prior year. Operating income was $12,000 compared to $2.0 million in the prior year. The net loss for the period was $935,000 or $(0.05) per share compared to net income of $1.3 million or $0.07 per share in the prior year.

Software product license revenues for the quarter increased 15 percent over the same quarter last year. North American and European software license revenues increased by 24 percent and 17 percent respectively. Software license revenues from the Pacific Rim declined 64 percent from the prior year. Seventy-two percent of the software contract amounts were derived from the process manufacturing sector, which increased 41 percent over the prior year. Sales in the healthcare sector represented eight percent of the total and increased significantly from a very low level in the prior year. Sales in the healthcare sector have doubled in the past twelve months over the previous year.

The company's deferred revenues increased to $15.7 million, up $326,000 from the previous quarter and $1.1 million from the same period in the prior year.

Operating expenses increased by 20 percent over the prior year, largely due to a 75 percent increase in subcontractor third party consulting expense and the inclusion of the expenses of Ross' Spanish operations which were acquired a year ago. During the quarter, the company added staff to increase its North American consulting capacity by 10 percent and to reduce its dependency on these subcontractors. The costs associated with the recruitment and training of this staff also impacted the quarter's operating expense.

"Though we achieved solid progress in penetrating key markets in the process manufacturing sector with sales to companies like Nucor Steel, Charter Steel, Syncrude Canada, Ltd., and Golden Vale, we had a disappointing quarter," said Dennis V. Vohs, Ross Systems' Chairman and Chief Executive Officer. "At the end of the quarter, several large orders were delayed because the sales cycle was

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elongated to allow prospective customers to resolve concerns with our balance sheet. In order to alleviate this buying concern, the company is in the final stages of negotiating the issuance of $10 million of Convertible Subordinated Debentures to certain institutional investors. The company anticipates closing this transaction by January 30, 1998. This would improve the company's balance sheet, reduce our debt service expense, and we anticipate that it would accelerate our sales cycles."

Ross Systems, Inc. develops, markets and supports a broad range of client/server business solutions, including financials, manufacturing, maintenance, distribution, supply chain management, transportation management, materials management, and human resources applications, as well as comprehensive application development products. Ross Systems products are available for the following open systems environments: Hewlett-Packard's HP-UX; IBM's RS/6000; and Digital's Alpha architecture, Fujitsu DS-90 UNIX, Siemens Nixdorf, OpenVMS, Digital UNIX and Microsoft Windows NT support for the Intel and Alpha chips. More than 3,000 companies around the world use business solutions from Ross Systems to run their operations.

Ross Systems employs 550 professionals in offices around the world to serve its customers. Corporate headquarters are located at Two Concourse Parkway, Suite 800, Atlanta, Georgia 30328. Please visit Ross Systems World Wide Web site at HTTP://WWW.ROSSINC.COM.

                         ROSS SYSTEMS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)

                                        Three months ended   Six months ended
                                           December 31,        December 31,
                                        -------------------  ----------------
                                          1997      1996      1997      1996
                                        -------   -------   -------   --------
Revenues:
Software product licenses               $ 7,065   $ 6,162   $15,530    $12,959
Consulting and other services             6,721     5,967    11,949     10,962
Maintenance                               6,239     6,426    12,365     12,704
                                        -------   -------   -------    -------
Total revenues                           20,025    18,555    39,844     36,625
                                        -------   -------   -------    -------

Operating expenses:
Costs of software product licenses          726       855     1,185      1,329
Costs of consulting, maintenance and
     other services                       8,666     6,927    16,065     13,326
Sales and marketing                       6,453     4,611    12,483      9,020
Product development                       2,689     2,937     5,543      6,103
General and administrative                2,015     1,598     3,694      3,499
Provision for uncollectible accounts        158       367       806      1,021
Litigation settlement                        --        --      (381)        --
Amortization of other assets                215       160       437        320
                                        -------   -------   -------    -------
     Total operating expenses            20,922    17,455    39,832     34,618
                                        -------   -------   -------    -------

Operating earnings (loss)                  (897)    1,100        12      2,007
Other expenses, net                        (314)     (201)     (620)      (390)
                                         -------   -------   -------    -------
Earnings (loss) before income taxes      (1,211)      899      (608)     1,617
Income tax expense                           72        92       327        314
                                        -------   -------   -------    -------
Net earnings (loss)                     $(1,283)    $ 807     $(935)   $ 1,303
                                        -------   -------   -------    -------
                                        -------   -------   -------    -------
Net earnings (loss) per share -
     basic & diluted                     $(0.07)   $ 0.04    $(0.05)    $ 0.07
                                        -------   -------   -------    -------
                                        -------   -------   -------    -------
Shares used in per share computation     19,252    19,384    19,246     19,044
                                        -------   -------   -------    -------
                                        -------   -------   -------    -------

                         ROSS SYSTEMS, INC. AND SUBSIDIARIES
                        CONDENSED CONSOLIDATED BALANCE SHEETS
                                    (IN THOUSANDS)
                                     (UNAUDITED)

                                                            December   June 30,
                                                            31, 1997     1997
                                                           ----------  --------
                           ASSETS
Current assets:
     Cash and cash equivalents                              $ 2,051    $ 4,010
     Accounts receivable, less allowance for doubtful
       accounts and returns                                  28,739     31,700
     Prepaids and other current assets                        1,815      2,225
                                                            -------    -------
          Total current assets                               32,605     37,935
Property and equipment                                        4,170      4,540
Computer software costs                                      23,044     21,666
Other assets                                                  4,868      5,574
                                                            -------    -------
          Total assets                                      $64,687    $69,715
                                                            -------    -------
                                                            -------    -------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Current installments of debt                           $11,965    $12,310
     Accounts payable                                         8,335      9,188
     Accrued expenses                                         5,766      8,393
     Income taxes payable                                       561        199
     Deferred revenues                                       15,734     16,118
                                                            -------    -------
          Total current liabilities                          42,361     46,208
                                                            -------    -------
Long-term debt, less current installments                       443        394
                                                            -------    -------
Redeemable preferred stock                                    1,053      1,053
                                                            -------    -------

Shareholders' equity:
     Common stock                                            73,879     73,756
     Accumulated deficit                                    (51,275)   (50,340)
     Cumulative translation adjustment                       (1,774)    (1,356)
                                                            -------    -------
          Total shareholders' equity                         20,830     22,060
                                                            -------    -------
     Total liabilities and shareholders' equity             $64,687    $69,715
                                                            -------    -------
                                                            -------    -------

                         ROSS SYSTEMS, INC. AND SUBSIDIARIES
                       SELECTED UNAUDITED QUARTERLY INFORMATION
                      (IN THOUSANDS, EXCEPT FOR PER SHARE DATA)

                                                                                              Quarter Ended
                                                        Rolling 12     ------------------------------------------------------------
                                                        Month Total    Dec. 31, 1997  Sept. 30, 1997  June 30, 1997  March 31, 1997
                                                        -----------    -------------  --------------  -------------  --------------
Total revenues                                            $ 81,992        $ 20,025        $ 19,819       $ 23,132        $ 19,016
Total operating expenses                                    84,609          20,922          18,910         25,133          19,644
Operating earnings (loss)                                   (2,617)           (897)            909         (2,001)           (628)
Net earnings (loss)                                       $ (4,591)       $ (1,283)       $    348       $ (2,667)        $  (989)
                                                          --------        --------        --------       --------         -------
                                                          --------        --------        --------       --------         -------
Net earnings (loss) per common share                        $(0.24)         $(0.07)         $ 0.02         $(0.14)         $(0.05)
                                                          --------        --------        --------       --------         -------
                                                          --------        --------        --------       --------         -------
Common and common equivalent shares used in computing
     earnings per share                                     19,164          19,252          19,658         18,933          18,815

                                                          --------        --------        --------       --------         -------
                                                          --------        --------        --------       --------         -------

SOURCE: Ross Systems, Inc.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                   ROSS SYSTEMS, INC.

Date:  January 28, 1998            /s/ Stan F. Stoudenmire
                                   ------------------------------
                                   Stan F. Stoudenmire
                                   Vice President and Chief Financial Officer


                                      -8-